EXHIBIT 99.1

Zomedica Closes Acquisition of Structured Monitoring Products adding revolutionary

VetGuardian touchless vital signs monitor to Product Portfolio

ANN ARBOR, Ml / ACCESSWIRE / September 5, 2023 / Zomedica Corp. (NYSE American:ZOM) ('Zomedica' or the 'Company'), a veterinary health company offering diagnostic and therapeutic products for companion animals, today announced it has completed the acquisition of Structured Monitoring Products, Inc. (SMP), the makers of the VetGuardian™ touchless vital signs monitoring technology.

“We are excited about continuing to bring this groundbreaking technology to veterinarians around the world, stated Greg Blair, VP of Business Development and Strategic Planning for Zomedica. “We’ll be manufacturing the VetGuardian system in our Global Manufacturing and Distribution Center in Roswell, Georgia, and distributing through our own sales team and animal health distributors in the United States and have plans to launch internationally.”

The VetGuardian Platform improves the quality of care of pets during recovery from surgery, and overnight stays in the clinic.  By providing staff with real time alerts when vital signs deviate from a preset range, it allows the staff to intervene in health issues more quickly, improving care. Its unique patented doppler technology allows the VetGuardian system to obtain vital signs in real time without wired leads or a harness on the pet, thus allowing the pet to rest comfortably during recovery.

Zomedica first invested in SMP in May 2022, and worked closely with their team in bringing VetGuardian to market. The Company began marketing the product in the first quarter of 2023 and subsequently began sales through animal health distributors, alongside the teams SMP had in place.

“This acquisition is the result of years of work by the dedicated team at SMP, and the breakthrough technology that they have delivered for veterinarians across the country,” stated Larry Heaton, CEO of Zomedica. “We have been pleased with being part of launching this product in marketplace and are excited to welcome it to Zomedica as it leads the remote, wireless monitoring segment of the animal health industry,” continued Heaton.

Vikram Ram Prakash, CEO of SMP, commented, “I knew from our first meeting that Zomedica was going to be a great partner and the right fit for the technology we created. I'm excited about the possibilities it opens up for the future.  Zomedica's leadership in the new era of the animal health industry will undoubtedly take VetGuardian to new heights, benefitting veterinarians and pets alike.”

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About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for companion animals by focusing on the unmet needs of clinical veterinarians. Zomedica's product portfolio will include innovative diagnostics and medical devices that emphasize patient health and practice health. It is Zomedica's mission to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Cautionary Statement Regarding Forward-Looking Statements - Safe Harbor

Except for statements of historical fact, this news release contains certain "forward-looking information" or "forward-looking statements" (collectively, "forward-looking information") within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company's products, the Company's ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty about the successful integration of SMP into the Company including costs related to the integration, uncertainty about the adoption of the VetGuardian™ products, the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to supply products in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Contact:

Dave Gentry

RedChip Companies Inc.

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ZOM@redchip.com